Exhibit 3.63

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

PAUL M. HOLZEM, Administrator Division of Corporate and Consumer Services Department of Financial Institutions

DATE: NOV - 5 2012	BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

ARTICLES OF ORGANIZATION

OF

SUPERIOR EMERALD PARK LANDFILL, LLC

The undersigned, acting as the sole organizer of a limited liability company under chapter 183 of the Wisconsin Statutes, adopts the following Articles of Organization for the purpose of forming such limited liability company.

ARTICLE I

Name

The name of the limited liability company is “Superior Emerald Park Landfill, LLC.”

ARTICLE II

Registered Office and Registered Agent

The address of the initial registered office of the limited liability company is 44 East Mifflin Street, Suite 1000, Madison, Wisconsin 53703. The name of the initial registered agent at such address is CT Corporation System.

ARTICLE III

Management

Management of the limited liability company shall be vested in its members.

ARTICLE IV

Organizer

The name and address of the sole organizer of the limited liability company is Karen K. Duke, Superior Services, Inc., 125 South 84th Street, Suite 200, Milwaukee, Wisconsin 53214.

ARTICLE V

Effective Date

The effective date of these Articles of Organization shall be December 31, 2000.

Executed this 13th day of December, 2000.

Karen K. Duke

Sole Organizer

This instrument was drafted by, and after filing should be returned to Melissa A. Wild, Superior Services, Inc. 125 South 84th Street, Suite 200, Milwaukee, Wisconsin 53214.

ARTICLES OF ORGANIZATION

CHAPTER 183

EFFECTIVE DATE: 12-31-2000

Soc. 183.0203

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

A. The present limited liability company name (prior to any change effected by this amendment) is:

Superior Emerald Park Landfill, LLC

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

ARTICLE I

Name

The name of the limited liability company is “Onyx Emerald Park Landfill, LLC.”

These Articles of Amendment shall have a delayed effective date of December 31, 2002.

Nov 27 01:07 AM 159812 DCORP 40 40.00

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2),

Wis. Stats.         Sole Member:

Onyx Waste Services, Inc.

C. Executed on November 15, 2002

(Date) (Signature)

Title: (x) Member OR (    ) Manager

(Select and mark (X) the one appropriate title)        Paul R. Jenks, President

(Printed name)

This document was drafted by Melissa A. Wild (Name the individual who drafted the document)

FILING FEE - $40.00 SEE instructions, suggestions and procedures on following page.

Use of this form is voluntary.	Page 1 of 3

DFI/CORP/504CR5/99) Use of this form is voluntary.

ARTICLES OF AMENDMENT - Limited Liability Company

Melissa A. Wild

Onyx Waste Services, Inc.

One Honey Creek Corporate Center

125 South 84th Street, Suite 200

Milwaukee, WI 53214

EFFECTIVE DATE: December 31, 2002

Your return address and phone number during the day: (414) 479 - 7800

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, PO Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 183.0107(2), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of organization be amended to read: . . . . (enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC.”

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/504IC(5/99)

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services 06 June - 9 AM 11:59

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A. The present limited liability company name (prior to any change effected by this amendment) is:

Onyx Emerald Park Landfill, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

Jun 09 2006 01:51 PM

ARTICLE I

Name

The name of the limited liability company is “Veolia ES Emerald Park Landfill, LLC”

Jun 09 2006 01:51PM

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2), Wis. Stats.

SOLE MEMBER:

Onyx Waste Services of North America, LLC

C. Executed on June 5, 2006

(Date) (Signature)

Title: Member OR Manager

Paul R. Jenks, President

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(Select and mark (X) the appropriate title) Paul R. Jenks, President

(Printed name)

This document was drafted by Joyce Hansen

(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504C(09-05)

$40.00 & $25.00 Emp

Chap. 183

ARTICLES OF AMENDMENT - Limited Liability Company

State of Wisconsin Filed

Jun 12 2006

Department of Financial Institutions

Joyce Hansen

Onyx Waste Services, Inc.

One Honey Creek Corporate Center

125 South 84th Street, Suite 200

Milwaukee, WI 53214

Name change

Enter your return address within the bracket above,

Phone number during the day: (414) 479 7800 EFFECTIVE DATE: 7-1-2006

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manual or otherwise allowed under sec. 183.0107(1g)(c).

Mailing Address: Department of Financial Institutions Division of Corporate & Consumer Services PO Box 7846 Madison WI 53707-7846	Physical Address for Express Mail: Department of Financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave - 3rd Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

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NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that

Article 1 of the articles of organization be amended to read: . . . . .(enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”.

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/504I(R09-05)

3

Sec. 183.0203

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of. Financial Institutions.

A. The present limited liability company name (prior to any change effected by this amendment) is: Veolia ES Emerald Park Landfill, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

ARTICLE I

Name

The name of the limited liability company is “Advanced Disposal Services Emerald Park Landfill, LLC”

State of Wisconsin Filed

Dec 5 2012

Department of Financial Institutions

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2),

Wis. Stats.        Sole Member:

Veolia ES Solid Waste of North America, LLC

C. Executed on November 29, 2012

(Date) (Signature)

Title: X Member OR        Manager

(Select and mark (X) the appropriate title) Christian B. Mills, Assistant Secretary

1

(Printed name)

This document was drafted by Cameron Brown

(Name the individual who drafted the document)

Filing Fee - $40.00

DFI/CORP/504(R09-05)

ARTICLES OF AMENDMENT - Limited Liability Company

CAMERON BROWN

WINSTON AND STRAWN LLP

200 PARK AVENUE

NEW YORK, NY 10166

Enter your return address within the bracket above.

Phone number during the day: (212) 294 - 5306

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c).

Mailing Address: Department of Financial Institutions Division of Corporate & Consumer Services PO Box 7846 Madison WI 53707-7846	Physical Address for Express Mail: Department of Financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave - 3rd Fl. Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that

Article 1 of the articles of organization be amended to read: . . . . (enter the amended article).

2

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”.

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/504I(R09-05)

3